UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 27, 2008

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
On May 27, 2008, First Community Bancshares, Inc. announced by press release its second quarter 2008 cash dividend of $0.28 per share, payable on or about June 30, 2008, to shareholders of record on June 16, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
On May 27, 2008, the Board of Directors of First Community Bancshares, Inc. authorized the repurchase of up to 550,000 additional shares of its common stock in the open market from time to time as market conditions allow and in privately negotiated transactions. The plan authorizes the retention of up to 1.1 million shares in treasury. The Board of Directors approved the renewal of a 10b5-1 trading plan to facilitate the repurchase of shares.
Item 9.01      Financial Statements and Exhibits
(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press release dated May 27, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: May 27, 2008	By:	/s/ David D. Brown

David D. Brown Chief Financial Officer